Exhibit 5.1

June 26, 2019

Gamida Cell Ltd.
5 Nahum Heftsadie Street, Givaat Shaul
Jerusalem 91340
Israel

Re: Gamida Cell Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Gamida Cell Ltd., an Israeli company (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the issuance and sale by the Company of an additional 2,960,000 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of the Company (the “Offering Additional Shares”), and (ii) the potential issuance and sale by the Company of up to an additional 444,000 Ordinary Shares (the “Additional Shares” and, collectively with the Offering Additional Shares, “Shares”), that are subject to an option to purchase additional shares proposed to be granted by the Company to the underwriters of the Offering (as defined below). The Registration Statement incorporates by reference the registration statement on Form F-1 (File No. 333-232302), which was declared effective on June 26, 2019 (the “Prior Registration Statement”) in connection with the underwritten public offering by the Company (the “Offering”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Prior Registration Statement and the Registration Statement to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Prior Registration Statement, the Registration Statement and other actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal

Meitar Liquornik Geva Leshem Tal